UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2006

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On May 22, 2006, Columbia Equity Trust, Inc. (the "Company") entered into a 99 year ground lease (the "Duke Street Ground Lease") with Duke 8401 L.P. (the "Landowner"), for the purpose of developing and owning a class "A" commercial office building (the "Project") which we expect will include approximately 103,000 square feet of rentable area together with an underground parking facility. The Project is located at 1707 Duke Street in Alexandria, Virginia. The term of the ground lease together with initial rent payments will commence upon the Company’s receipt of a building permit from the City of Alexandria which is anticipated in approximately 12 to 18 months and is conditioned upon receipt of all necessary zoning and planning approvals. Upon receipt of the requisite approvals, the construction period is estimated at an additional 12- 14 months. The site includes approximately 0.84 acres of land and is located in a commercial corridor approximately two blocks from the King Street metro station and is located directly across Duke Street from the United States Patent and Trade Office.

Initial payments under the ground lease are based on the level of leasing at the project and commence upon the issuance of a building permit from the City of Alexandria. The annual payment will increase to $303,100 (the "Stabilized Ground Rent") upon achievement of certain leasing milestones. The Stabilized Ground Rent increases by 2% per annum during the term of the ground lease subject to a revaluation of the land and resulting ground rent recalculation every 10 years from the commencement of Stabilized Ground Rent payments. Prior to the commencement of ground rent payments, the ground lease may be terminated by the Company based on market conditions and the timing and results of the government approval process.

While preliminary, the Company anticipates that total development costs will be approximately $30 million to $35 million. The Company intends to develop the Project on a speculative basis, subject to market conditions, and will commence seeking pre-lease commitments within the next 90 days. The Company expects to fund the development costs with proceeds from its revolving line of credit or with new construction financing. In addition, the Company is considering financing a portion of the Project costs by creating an equity joint venture.

In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 in this Current Report on Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

June 20, 2006	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer